UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2006

(Exact name of registrant as specified in its charter)

Kentucky	0-1469	61-0156015
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

700 Central Avenue, Louisville, Kentucky 40208
(Address of principal executive offices)
(Zip Code)

(502) 636-4400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CHURCHILL DOWNS INCORPORATED

INDEX

Item 1.01	Entry Into a Material Definitive Agreement

On March 8, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Churchill Downs Incorporated (the “Company”) approved the payout of cash bonuses for 2005 to the Company’s “named executive officers” (as defined by Item 402(a)(3) of Regulation S-K). The Committee exercised its discretion to exclude certain extraordinary items from the calculation of the Company’s performance and approved the following cash bonuses to be paid to the Company’s named executive officers: Mr. Meeker, $240,914; Mr. Carstanjen, $192,000; Mr. Skehan, $68,319; Mr. Miller, $84,607; and Mr. Sexton, $55,696. Pursuant to his employment agreement with the Company, Mr. Carstanjen’s bonus award for 2005 was guaranteed to be no less than 60% of his annualized base salary without pro-ration due to time of employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCHILL DOWNS INCORPORATED

March 10, 2006	/s/ Michael E. Miller
Michael E. Miller Executive Vice President and Chief Financial Officer